CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
First Federal Savings Bank


         We consent to the use in this Proxy Statement filed with the Securities and Exchange Commission and the Office of Thrift Supervision, of our report dated November 9, 1996, on the financial statements of First Federal Savings Bank for the year ended September 30, 1996. We also consent to the reference to us under the heading "Federal Income Tax Consequences of the Merger" in this Proxy Statement.


                                               /s/ Crowe, Chizek and Company LLP
                                               ---------------------------------
                                               Crowe, Chizek and Company LLP


Oak Brook, Illinois
October 1, 1997